UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2004.

ANDRESMIN GOLD CORPORATION (Exact name of registrant as specified in its chapter)

Montana (State or other jurisdiction of incorporation	000-33057 (Commission File Number)	84-1365550 (IRS Employer Identification No.)

1450 – 409 Granville St., Vancouver, British Columbia, Canada (Address of principal executive offices)	V6C 1T2 (Zip Code)

Registrant's telephone number, including area code (604) 669-3707

N/A (Former name or former address, if changed since last report)

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On September 10, 2004, Mr. Robert Weicker was appointed as a director of Andresmin Gold Corporation (the “Company”) by written consent of the Board of Directors of the Company.

Mr. Weicker has over 25 years in the mineral exploration and mining industry, from greenfield exploration to production operations.  His early career included serving as a Geologist to several Noranda Mines Group companies.  Mr. Weicker joined Lac Minerals in 1984, and in 1988 he assumed the role of Chief Mining Geologist for Equinox Resources Ltd., and was involved with the start-up, development, and production of the Van Stone zinc mine in Washington.  In addition, Mr. Weicker was involved in the exploration and development of the Rosebud UG gold mines in Nevada, and direct supervision of a multimillion-dollar development program on a polymetallic deposit in British Columbia, Canada, resulting in a significant expansion of reserves and the discovery of the Yellow Jacket zinc deposit.  Since 1999, Mr. Weicker has developed his own consulting company, with a focus on Asia, Mongolia and Nevada.  Mr. Weicker has an honours degree in Earth Science, and is a Professional Geoscientist of the Association of Professional Engineers and Geoscientists of British Columbia, Canada.

Mr. Weicker is not a director of any other reporting issuers at this time.

ITEM 8.01  OTHER EVENTS

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press release attached hereto as Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Press Release dated September 10, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:

September 13, 2004

ANDRESMIN GOLD CORPORATION

By:

/s/ Ian Brodie

Name:

Ian Brodie

Title:

President and Director

EXHIBIT INDEX

Number	Exhibit	Sequential Page Number
Exhibit 99.1	Press Release dated September 10, 2004.	5